EXHIBIT 99.1

Spirit Airlines Reports First Quarter 2024 Results

Strategic and tactical changes benefiting unit revenue

Expect cost saving initiatives to benefit 2024 by over $75 million;
annualized run-rate savings estimated at over $100 million

DANIA BEACH, Fla., May 6, 2024 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported first quarter 2024 financial results.

First Quarter 2024 Financial Results

Quarterly results were in line with expectations despite a 230 basis point1 headwind from deferred recognition in earnings of a significant portion of the credits from Pratt & Whitney related to aircraft unavailable for service.

	First Quarter 2024
	(unaudited)
	As Reported	Adjusted[1]
Total operating revenues	$1,265.5 million	$1,265.5 million
Operating income (loss)	$(207.3) million	$(175.6) million
Operating margin	(16.4)%	(13.9)%
Adj. Operating income (loss), for AOG credits	—	$(146.6) million
Adj. Operating margin adj. for AOG credits	—	(11.6)%
Net income (loss)	$(142.6) million	$(160.2) million
Diluted earnings (loss) per share	$(1.30)	$(1.46)

"While we reported a loss in the first quarter 2024, we are making progress towards our financial goals. I thank the entire Spirit team for their continued focus on running a reliable operation and delivering value to our Guests as we implement our go-forward standalone plan. There are numerous steps to rollout the plan in a successful, orderly fashion, but we are on track and we are excited to unveil the milestones to you over the coming months," said Ted Christie, Spirit’s President and Chief Executive Officer.

“The competitive environment remains challenging due to elevated capacity in many of the markets we serve. Nevertheless, we are confident that the strategic changes we are implementing, together with our cost saving initiatives, will allow Spirit to compete effectively in today's marketplace and drive continuous improvement in the years ahead.”

First Quarter 2024 Operations

Adverse weather and air traffic control related delays, particularly along the Eastern seaboard and in Florida, as well as continued civil unrest in Cap-Haitien and Port-au-Prince, Haiti negatively impacted the Company's operational performance for the quarter.

•System completion factor of 98.7 percent

•System controllable completion factor2 of 99.9 percent
•Capacity increase of 2.1 percent year over year
•Load factor of 80.7 percent, a decrease 0.1 pts year over year
•Aircraft utilization of 10.4 hours, down 7.1 percent compared to the first quarter last year of 11.2 hours, primarily due to aircraft unavailable for operational service due to PW1100G-JM geared turbo fan engine availability issues (“AOG”)

First Quarter 2024 Revenues

Spirit's total revenue per available seat mile ("TRASM") improved significantly from the fourth quarter 2023 to the first quarter 2024, increasing 4.9 percent sequentially. Sequential improvement in domestic TRASM was partially offset by continued pressures in the Company's international markets, driven by elevated capacity increases by U.S. and non-U.S. based carriers to/from the U.S. and Latin America.

•Total operating revenues of $1,265.5 million, a decrease of 6.2 percent year over year
•Total revenue per ASM ("TRASM") of 9.38 cents, a decrease of 8.2 percent year over year on 2.1 percent more capacity
•Total revenue per passenger flight segment ("segment") was $117.03, a decrease of 8.1 percent year over year
•Fare revenue per segment was $48.08, a decrease of 16.3 percent year over year
•Non-ticket revenue per segment was $68.95,1 a decrease of 1.4 percent year over year

First Quarter 2024 Cost Performance

•Total operating expense of $1,472.9 million and adjusted operating expenses of $1,441.1 million1
•Adjusted non-fuel cost of $1,034.7 million1
•Average economic fuel price per gallon of $2.90
•Total non-operating income of $50.3 million and adjusted total other expense of $31.4 million1

First Quarter 2024 Liquidity and Capital Deployment

•Ended the quarter with unrestricted cash and cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.2 billion
•Completed sale-leaseback transactions of five previously owned and operated aircraft resulting in net cash proceeds of approximately $99.0 million
•Received a $69.0 million payment from JetBlue related to the termination of the merger agreement
•Total capital expenditures of $33.9 million

“Over the last several months, our team has been engaged working on the first phase of our new standalone business plan. While we were hopeful for a successful merger with JetBlue, over the last year we have been working in the background to prepare for the possibility that the merger would not be allowed to proceed. The first phase of our standalone plan involved finalizing our AOG compensation agreement with Pratt & Whitney, reducing near term capacity to improve working capital, rightsizing the resources in the business to our expected lower level of capacity and additional liquidity improvements. We believe the combination of AOG compensation, aircraft deferrals and cost savings will improve our cash levels by $450-$550 million in 2024. All of this was done to prepare us for phase two of our go-forward evolution, which we plan to start rolling out over the coming months. The pending merger and engine AOGs have made the last year disruptive for our team, but we are on the cusp of making changes which we believe will position us on the road back to sustained profitability," said Scott Haralson, Spirit's Chief Financial Officer.
"Also, Spirit’s advisors have started discussions with our loyalty bondholders and convert holders that come due in September 2025 and May 2026, respectively, and expect a resolution at some point this summer.”

First Quarter 2024 Fleet and NEO Engine Update

•Took delivery of seven new aircraft (three A320neos and four A321neos)
•Retired five A319ceo aircraft
•Ended the quarter with a fleet of 207 aircraft
•Reached an agreement with Pratt & Whitney regarding compensation for AOG aircraft through the end of 2024
•AOG credits to be issued by Pratt & Whitney based on AOG days during the quarter were $30.6 million, of which $1.6 million was recorded as a credit within maintenance, materials and repairs on the Company's condensed consolidated statement of operations, $16.2 million recorded as a reduction in the cost of assets on the Company's consolidated balance sheet with the remainder to be recognized as future reductions in the cost basis of goods and services purchased from Pratt & Whitney
•Estimates that it will average about 25 AOG aircraft throughout the full year 2024
•Estimates AOG credits to be issued by Pratt & Whitney for AOG aircraft in 2024 will be between $150 million and $200 million
•Spirit intends to discuss appropriate arrangements with Pratt & Whitney in due course for any Spirit AOG aircraft after December 31, 2024

On April 8, 2024, Spirit announced that it reached an agreement with Airbus to defer all aircraft on order that are scheduled to be delivered in the second quarter of 2025 through the end of 2026 to 2030-2031. These deferrals do not include the direct-lease aircraft scheduled for delivery in that period, one in each of the second and third quarters of 2025. There were no changes to the aircraft on order with Airbus that are scheduled to be delivered in 2027-2029. Spirit estimates the deferral of these aircraft will enhance its 2024 liquidity position by approximately $230 million.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today at 10:00 a.m. Eastern U.S. Time. A live audio webcast of the conference call will be available to the public on a listen-only basis at
https://ir.spirit.com. An archive of the webcast will be available under "Events & Presentations" for 60 days.

About Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments, refreshments and Wi-Fi — something we call À La Smarte®. Our Fit Fleet® is one of the youngest and most fuel-efficient in the United States. We serve destinations throughout the U.S., Latin America and the Caribbean, making it possible for our Guests to venture further and discover more than ever before. We are committed to inspiring positive change in the communities where we live and work through the Spirit Charitable Foundation. Come save with us at spirit.com.

Investor inquiries:

Spirit Investor Relations
investorrelations@spirit.com

Media inquiries:

Spirit Media Relations
Media_Relations@spirit.com

Forward Looking Guidance
The forward-looking guidance items provided in this release are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Investors are encouraged to read this press release in conjunction with the company's Investor Update which provides additional information about the company's forward-looking estimates for certain financial metrics and is included along with this press release in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Investor Update is also available at https://ir.spirit.com. Management will also discuss certain business outlook items during the quarterly earnings conference call.

Investors are also encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Reported Amounts to Adjusted (Non-GAAP) Items" tables below for more details.
(2) Excludes the following events, which are outside of the Company's control, from the calculation of completion factor: weather, air traffic and uncontrolled airport/runway closures, which may include acts of nature, disabled aircraft incidents on the runway, political/civil unrest and disturbances preventing normal operations within airline control, among others, and any city/state closures as declared by local authorities and asserted by our Security department.

Cautionary Statement Regarding Forward Looking Statements
Forward-Looking Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2024 and statements regarding the Company's intentions and expectations regarding revenues, cash levels, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring and furloughs, aircraft deliveries, stakeholders, negotiations and settlement with Pratt & Whitney regarding neo engine availability issues, resolving outstanding indebtedness, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statement of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended
	March 31,		Percent
	2024	2023	Change
Operating revenues:
Passenger	$1,239,310	$1,327,473	(6.6)
Other	26,227	22,301	17.6
Total operating revenues	1,265,537	1,349,774	(6.2)

Operating expenses:
Aircraft fuel	406,351	487,711	(16.7)
Salaries, wages and benefits	431,483	389,185	10.9
Landing fees and other rents	106,718	97,345	9.6
Aircraft rent	115,206	85,267	35.1
Depreciation and amortization	81,346	77,991	4.3
Maintenance, materials and repairs	54,915	54,414	0.9
Distribution	45,176	48,017	(5.9)
Special charges (credits)	36,258	13,983	159.3
Loss (gain) on disposal of assets	(3,029)	7,100	(142.7)
Other operating	198,450	201,156	(1.3)
Total operating expenses	1,472,874	1,462,169	0.7

Operating income (loss)	(207,337)	(112,395)	84.5

Other (income) expense:
Interest expense	54,809	51,793	5.8
Loss (gain) on extinguishment of debt	(14,996)	—	NM
Capitalized interest	(10,003)	(7,648)	30.8
Interest income	(13,590)	(15,434)	(11.9)
Other (income) expense	(66,490)	542	NM
Total other (income) expense	(50,270)	29,253	(271.8)

Income (loss) before income taxes	(157,067)	(141,648)	10.9
Provision (benefit) for income taxes	(14,432)	(37,737)	(61.8)

Net income (loss)	$(142,635)	$(103,911)	37.3
Basic earnings (loss) per share	$(1.30)	$(0.95)	36.8
Diluted earnings (loss) per share	$(1.30)	$(0.95)	36.8

Weighted-average shares, basic	109,430	109,110	0.3
Weighted-average shares, diluted	109,430	109,110	0.3
NM: "Not Meaningful"

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended March 31,			Change
Operating Statistics	2024	2023
Available seat miles (ASMs) (thousands)	13,489,019	13,209,136		2.1%
Revenue passenger miles (RPMs) (thousands)	10,882,616	10,674,879		1.9%
Load factor (%)	80.7	80.8	(0.1)	pts
Passenger flight segments (thousands)	10,814	10,598		2.0%
Departures	71,921	72,749		(1.1)%
Total operating revenue per ASM (TRASM) (cents)	9.38	10.22		(8.2)%
Average yield (cents)	11.63	12.64		(8.0)%
Fare revenue per passenger flight segment ($)	48.08	57.45		(16.3)%
Non-ticket revenue per passenger flight segment ($)	68.95	69.91		(1.4)%
Total revenue per passenger flight segment ($)	117.03	127.36		(8.1)%
CASM (cents)	10.92	11.07		(1.4)%
Adjusted CASM (cents) (1)	10.68	10.91		(2.1)%
Adjusted CASM ex-fuel (cents) (1)(2)	7.67	7.22		6.2%
Fuel gallons consumed (thousands)	140,139	142,343		(1.5)%
Average fuel cost per gallon ($)	2.90	3.43		(15.5)%
Aircraft at end of period	207	195		6.2%
Average daily aircraft utilization (hours)	10.4	11.2		(7.1)%
Average stage length (miles)	995	991		0.4%

(1)Excludes operating special items.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss),
Adjusted pre-tax margin, Adjusted net income (loss), Adjusted provision (benefit) for income taxes, Adjusted diluted earnings (loss) per share, Adjusted CASM and Adjusted CASM ex-fuel. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for a litigation loss contingency (recorded within other operating expenses within the Company's Condensed Consolidated Statement of Operations), loss on disposal of assets, special charges, and loss (gain) on extinguishment of debt is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Reconciliation of Reported Amounts to Adjusted (Non-GAAP) Items
(See Note Regarding Use of Non-GAAP Financial Measures)
Within the tables presented, certain amounts may not add due to the use of rounded numbers
(in thousands, except per share or per unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2024	2023
Operating revenues
Fare	$519,942	$608,861
Non-fare	719,368	718,612
Total passenger revenues	1,239,310	1,327,473
Other revenues	26,227	22,301
Total operating revenues	$1,265,537	$1,349,774

Non-ticket revenues (1)	$745,595	$740,913

Passenger segments	10,814	10,598

Non-ticket revenue per passenger flight segment ($)	$68.95	$69.91

Special Items (2)
Operating special items include the following:
Litigation loss contingency (3)	$(1,448)	$—
Loss (gain) on disposal of assets (4)	(3,029)	7,100
Operating special charges (5)	36,258	13,983
Total operating special items	$31,781	$21,083

Non-operating special items include the following:
Loss (gain) on extinguishment of debt (6)	$(14,996)	$—
Other (income) expense (7)	(66,720)	—
Total non-operating special items	$(81,716)	$—

Total special items (2)	$(49,935)	$21,083

Total operating expenses, as reported	$1,472,874	$1,462,169
Less: Operating special items	31,781	21,083
Adj. Operating expenses, non-GAAP (8)	$1,441,093	$1,441,086
Less: Aircraft fuel expense	406,351	487,711
Adj. Operating expenses excluding fuel, non-GAAP (9)	$1,034,742	$953,375

Available seat miles	13,489,019	13,209,136

CASM (cents)	10.92	11.07
Adj. CASM (cents) (8)	10.68	10.91
Adj. CASM ex-fuel (cents) (9)	7.67	7.22

Reconciliation of Reported Amounts to Adjusted (Non-GAAP) Items
(See Note Regarding Use of Non-GAAP Financial Measures)
Within the tables presented, certain amounts may not add due to the use of rounded numbers
(in thousands, except per share or per unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2024	2023
Operating income (loss), as reported	$(207,337)	$(112,395)
Operating margin	(16.4)%	(8.3)%
Add: Operating special items expense	31,781	21,083
Adj. Operating income (loss), non-GAAP (8)	$(175,556)	$(91,312)
Adj. Operating margin, non-GAAP (8)	(13.9)%	(6.8)%

Add: Adj. for AOG credit	$28,991	$—
Adj. Operating income (loss), non-GAAP (10)	$(146,565)	$—
Adj. Operating margin adj. for AOG credits (10)	(11.6)%	—%

Total other (income) expense, as reported	$(50,270)	$29,253
Less: Total non-operating special items	(81,716)	—
Adj. Total other (income) expense, non-GAAP (11)	$31,446	$29,253

Income (loss) before income taxes, as reported	$(157,067)	$(141,648)
Pre-tax margin	(12.4)%	(10.5)%
Less: Operating special items expense	31,781	21,083
Less: Total non-operating special items	(81,716)	—
Adj. Income (loss) before income taxes, non-GAAP (12)	$(207,002)	$(120,565)
Adj. Pre-tax margin, non-GAAP (12)	(16.4)%	(8.9)%

Provision (benefit) for income taxes, as reported	$(14,432)	$(37,737)
Less: Net income (loss) tax impact of special items	32,350	(6,543)
Adj. Provision (benefit) for income taxes, non-GAAP (13)	$(46,782)	$(31,194)

Net income (loss), as reported	$(142,635)	$(103,911)
Less: Operating special items expense	31,781	21,083
Less: Total non-operating special items	(81,716)	—
Less: Net income (loss) tax impact of special items	32,350	(6,543)
Adj. Net income (loss), non-GAAP (12)	$(160,220)	$(89,371)

Net income (loss) per share, diluted, as reported	$(1.30)	$(0.95)
Add: Impact of special items	(0.46)	0.19
Add: Tax impact of special items (14)	0.30	(0.06)
Adj. Net income (loss) per share, diluted, non-GAAP (2)	$(1.46)	$(0.82)

(1)Non-ticket revenues equal the sum of non-fare passenger revenues and other revenues.
(2)Refer to the section "Non-GAAP Financial Measures" for additional information.
(3)2024 includes an adjustment to the estimated probable loss booked in 2023.

(4)2024 includes gains on aircraft sale-leaseback transactions related to 3 new aircraft deliveries, partially offset by losses related to the sale of 5 A319 airframes and 15 A319 engines and losses related to 2 aircraft sale-lease back transactions. 2023 includes amounts related to the loss on 2 aircraft sale-leaseback transactions net of gains related to the sale of 4 A319 aircraft.
(5)2024 and 2023 include legal, advisory, retention award program and other fees related to the Agreement and Plan of Merger with JetBlue and Sundown Acquisition Corp. (the "JetBlue Merger Agreement").
(6)2024 includes gains recognized due to the early extinguishment of certain of our outstanding fixed-rate term loans, partially offset by the write-off of unamortized debt issuance costs.
(7)2024 includes a $69 million payment related to the fee paid to Spirit by JetBlue related to the termination of the JetBlue Merger Agreement, net of $2.3 million applied to a prepayment receivable.
(8)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(9)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.
(10)Excludes special items and adjusts for the difference between the AOG credits to be received related to the AOG aircraft in the first quarter 2024 and the AOG credits recognized in the Company’s operating statement for the first quarter 2024.
(11)Excludes non-operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(12)Excludes total special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(13)The Company determined the Adjusted Provision (benefit) for income taxes using its statutory tax rate.
(14)Reflects the difference between the Company's GAAP Provision (benefit) for income taxes and Adjusted Provision (benefit) for income taxes as presented on a per share basis.